Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of September 20, 2023, between Heart Test Laboratories, Inc. (d/b/a HeartSciences), a Texas corporation (the “Company”), and Icahn School of Medicine at Mount Sinai, a New York not-for-profit education corporation (the “Purchaser”). The Company and the Purchaser are each referred to herein as a “Party” and collectively as the “Parties.”

WHEREAS, pursuant to the contemplated License Agreements, by and between the Parties, and upon the Closing Date, the Purchaser wishes to grant to the Company licenses for certain technologies (the “License Agreements”), pursuant to the terms and conditions set forth in each of the License Agreements in the form forth in Exhibit A annexed hereto;

WHEREAS, in consideration for entering into the License Agreements the Company wishes to issue to the Purchaser certain equity securities of the Company as set forth in this Agreement; and

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to the rules and regulations (the “Rules and Regulations”) of the U.S. Securities and Exchange Commission (the “Commission”) thereunder, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, restricted securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

ARTICLE I.

DEFINITIONS

1.1
Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Additional Financing” means aggregate gross proceeds of at least Ten Million U.S. Dollars ($10,000,000) raised by the Company from the period commencing August 1, 2023 and ending on or prior to June 30, 2024, from Financing(s).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” shall have the meaning ascribed to such term in Section 2.1(a).

“Common Stock” means shares of the Company’s common stock, par value $0.001 per share.

“Common Stock Warrants” means the warrants to purchase 914,148 shares of Common Stock of the Company, having an exercise price equal to the closing share price of the Common Stock on the date of execution of this Agreement plus $0.125, which warrants shall be exercisable immediately upon (x) completion of the Additional Financing or (y) waiver by Purchaser of the Company’s requirement to complete the Additional Financing.

“Consideration Shares” means such number of shares of Common Stock as of the Closing Date, such that the Purchaser would thereafter hold fifteen percent (15.0%) of the then-issued and outstanding shares of Common Stock of the Company (inclusive of the Consideration Shares being issued and Common Stock Warrants) based on the following: (a) the number of shares of Common Stock issued and outstanding as at July 31, 2023; plus (b) shares of Common Stock issued by the Company between July 31, 2023 and the Closing Date, other than in connection with any Financing(s); plus (c) the Financing Securities.

“Convertible Debt” shall mean debt issued by the Company, which debt shall (i) convert on or prior to the Closing Date, (ii) include the right for the Company to convert such debt at any time; or (iii) have a maturity date no less than two-years from the date of issuance.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Financing(s)” means the issuance of shares of Common Stock or Preferred Stock or Convertible Debt (collectively, the “Convertible Securities”) in exchange for cash, on or after August 1, 2023. Any Financing(s) prior to the Closing Date will be deemed to be a series of related Financings.

“Financing Securities” shall mean the number of shares of Common Stock issued by the Company or issuable by the Company in respect of Convertible Securities, in any Financings (excluding any warrants issued that do not have nominal exercise prices) through the date that the Company has raised the Threshold Amount. If, prior to the Closing Date, the Company raises more than $5 million in gross proceeds in connection with one or a series of Financings, the number of “Financing Securities” shall be equal to the product of (x) the number of Financing Securities determined under the first sentence above and (y) the quotient obtained by dividing $5 million by the amount of gross proceeds received in such Financing(s).

“Knowledge” including the phrase “to the Company’s knowledge” shall mean the actual knowledge after reasonable investigation and assuming such knowledge as the individual would have as a result of the reasonable performance of his or her duties in the ordinary course of the following officers: Andrew Simpson, Danielle Watson.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(a).

“Nasdaq Rule” shall mean that Purchaser shall, in the aggregate, not be entitled to exercise the Warrants into such total number of Warrant Shares which would exceed Purchaser’s ownership (inclusive of all other Common Stock, warrants and other convertible instruments as may otherwise be held by Purchaser) of 19.99% of the Company’s Common Stock issued and outstanding, which number shall be subject to readjustment for any stock split, stock dividend or reclassification of the Common Stock, unless such issuance has been duly approved by the shareholders of the Company.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Pre-Funded Warrants” means the Pre-Funded Common Stock Warrants delivered to the Purchaser at the Closing in accordance with Section 2.2(a) hereof, in the form of Exhibit C attached hereto.

“Pre-Funded Warrant Shares” means the Common Stock issuable upon exercise of the Pre-Funded Warrants.

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.4.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(c).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Securities” means the Shares, the Warrants and the Warrant Shares.

“Shares” means the shares of Common Stock issued or issuable to the Purchaser pursuant to this Agreement.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include locating and/or borrowing Common Stock).

“Threshold Amount” means the aggregate gross proceeds to the Company from Financing(s) of at least five million U.S. Dollars ($5,000,000).

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Pre-Funded Warrants, the Warrants, the License Agreements and all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means American Stock Transfer & Trust Company, LLC, the current transfer agent of the Company and any successor transfer agent of the Company.

“Warrants” means collectively, the (i) Common Stock Warrants to purchase 914,148 shares of Common Stock and, as applicable, (ii) the Pre-Funded Warrants.

“Warrant Shares” means the 914,148 shares of Common Stock issuable upon exercise of the (i) Warrant Shares and, as applicable, (ii) the Pre- Funded Warrant Shares.

ARTICLE II.

PURCHASE AND SALE

2.1 Closing.

(a) The Closing shall occur within two Trading Days following (i) the Company completing one or a series of Financings on or after August 1, 2023 and prior to December 31, 2023 in which the Company receives gross proceeds of at least $5 million (the “Threshold Amount”) and (ii) all other conditions precedent to the Purchaser’s obligations herein, and the Company’s obligations to deliver the Securities, in each case, have been satisfied or waived (the date of Closing, the “Closing Date”).

(b) Notwithstanding anything herein to the contrary, to the extent that the Purchaser determines, in its sole discretion, that such Purchaser (together with such Purchaser’s Affiliates, and any Person acting as a group together with such purchaser or any of such Purchaser’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation, or as the Purchaser may otherwise choose, the Purchaser may elect to purchase Pre-Funded Warrants in lieu of the Shares as determined pursuant to Section 2.2(a) in such manner as to result in the same aggregate purchase price being paid by the Purchaser to the Company. The “Beneficial Ownership Limitation” shall be 9.99% of the number of Common Stock outstanding immediately after giving effect to the issuance of the Securities on the Closing Date. The Company shall deliver to the Purchaser its Shares and a Warrant as determined pursuant to Section 2.2(a), and the Company and the Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the offices of the Company or such other location as the parties shall mutually agree. Unless otherwise directed by the Company, with Purchaser’s written consent, settlement of the Shares shall occur via DVP (i.e., on the Closing Date, the Company shall issue the Shares registered in the Purchaser’s name and address and such Shares shall be released by the Transfer Agent directly to the account(s) identified by the Purchaser.

2.2 Deliveries.

(a) On or prior to the Closing Date, the Company shall deliver or cause to be delivered to the Purchaser the following):

(i)
this Agreement and the Transaction Documents duly executed by the Company;

(ii)
a copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver on an expedited basis the Consideration Shares, registered in the name of the Purchaser;

(iii)
if applicable, a Pre-Funded Warrant registered in the name of the Purchaser, to purchase up to a number of Pre-Funded Warrant Shares equal to the difference between (A) the Consideration Shares issuable to Purchaser and (B) the number of Shares otherwise issuable to such Purchaser that would cause such Purchaser’s beneficial ownership of Common Stock to be more than the Beneficial Ownership Limitation with an exercise price equal to $0.00001 per share, subject to adjustment therein; and

(iv)
a Warrant registered in the name of the Purchaser to purchase the Warrant Shares, with an exercise price equal to the closing share price of the Company’s Common Stock on the Closing Date plus $0.125, subject to adjustment therein.

(b) On or prior to the Closing Date, the Purchaser shall deliver or cause to be delivered to the Company the following:

(i)
this Agreement and the Transaction Documents duly executed by the Purchaser; and

(ii)
The License Agreements as set forth in Exhibit A, fully executed.

2.3 Closing Conditions.

(a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Purchaser contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of the Purchaser required to be performed at or prior to the Closing Date shall have been performed;

(iii) the delivery by the Purchaser of the items set forth in Section 2.2(b) of this Agreement; and

(iv) the Company’s compliance with all rules and regulations of the Trading Market, including but not limited to the NASDAQ Rule as defined in the Warrants.

(b) The obligations of the Purchaser in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii) the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement; and

(iv) there shall have been no Material Adverse Effect with respect to the Company since the date hereof.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Except as set forth in SEC Reports, the Company hereby makes the following representations and warranties to the Purchaser:

(a) Organization and Good Standing. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. The Company has full corporate power and authority to own its properties and conduct its business as currently being carried on and as described in the SEC Reports, and is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to have such power and authority or so qualify would have (a) a material adverse effect upon the business, properties, operations, condition (financial or otherwise), prospects or results of operations of the Company, taken as a whole, or (b) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under the Transaction Documents (“Material Adverse Effect”).

(b) No Violations or Defaults. The Company is not (A) in violation of its respective charters, bylaws or other organizational documents, (B) in breach of or otherwise in default and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the performance or observance of any term, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its material property or assets is subject, (C) in violation in any respect of any law, ordinance, governmental rule, regulation or court order, decree or judgment to which it or its property or assets may be subject, including the Sarbanes–Oxley Act; or (D) in violation of any applicable requirements set forth in the rules of the Exchange Act; except, in the case of clauses (B), (C) and (D) of this paragraph (b), for any breaches, violations or defaults which, singularly or in the aggregate, would not have a Material Adverse Effect.

(c) Authorization; No Conflicts; Authority. This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law. The Warrants have been duly authorized, and when executed and delivered by the Company, shall constitute a valid, legal and binding obligation of the Company, enforceable in accordance with their terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law. The execution, delivery and performance of the Transaction Documents and the consummation of the transactions herein and therein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (B) result in any violation of the provisions of the Company’s charter or by-laws or (C) subject to the Required Approvals, result in the violation of any law or statute or any judgment, order, rule, regulation or decree of any court or arbitrator or federal, state, local or foreign governmental agency or regulatory authority having jurisdiction over the Company or any of its properties or assets (each, a “Governmental Authority”), except in the case of clause (A) or (C) as would not result in a Material Adverse Effect. No consent, approval, authorization or order of, or registration or filing with any Governmental Authority is required for the execution, delivery and performance of this Agreement or for the consummation of the transactions contemplated hereby, including the issuance or sale of the Shares by the Company, other than (i) application(s) to each applicable Trading Market for the listing of the Shares, Pre-Funded Warrants and Pre-Funded Warrant Shares for trading thereon in the time and manner required thereby, (ii) the filing of Form D with the Commission, and (iii) such as may be required under the Act, the rules of the Financial Industry Regulatory Authority (“FINRA”) or state securities or blue-sky laws (collectively, the “Required Approvals”); and the Company has full power and authority to enter into this the Transaction Documents and to consummate the transactions contemplated hereby and thereby, including the authorization, issuance and sale of the Securities as contemplated by this Agreement.

(d) Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. When paid for and issued in accordance with this Agreement, the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law. The Warrant Shares, when issued in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Company has reserved from its duly authorized capital stock the maximum number of Shares issuable pursuant to this Agreement and shall reserve from its duly authorized capital stock the maximum number of Warrant Shares issuable pursuant to the Warrants.

(e) Capitalization. The capitalization of the Company as of the date hereof is as set forth on Schedule 3.1(e). All of the issued and outstanding shares of Common Stock of the Company, are duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state and foreign securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities that have not been waived in writing, and the holders thereof are not subject to personal liability by reason of being such holders; the capital stock of the Company, including the Common Stock and the Warrants, conforms in all material respects to the description thereof in the SEC Reports. Except as set forth on Schedule 3.1(e), there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any Common Stock pursuant to the Company’s charter, by-laws or any agreement or other instrument to which the Company is a party or by which the Company is bound. Except as a result of the purchase and sale of the Securities or as set forth on Schedule 3.1(e), there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any Common Stock, or contracts, commitments, understandings or arrangements by which the Company may become bound to issue additional shares of Common Stock. Except as set forth on Schedule 3.1(e), there are no outstanding securities or instruments of the Company with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by the Company. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the best of the Company’s Knowledge, between or among any of the Company’s stockholders.

(f) SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g) Financial Statements. The financial statements of the Company, together with the related notes, set forth or incorporated by reference in the SEC Reports comply in all material respects with the requirements of the Securities Act and the Exchange Act and fairly present the financial condition of the Company as of the dates indicated and the results of operations and changes in cash flows for the periods therein; and, except as disclosed in the SEC Reports, there are no material off-balance sheet arrangements (as defined in Regulation S-K under the Act, Item 303(a)(4)(ii)) or any other relationships with unconsolidated entities or other persons, that may have a material current effect or, to the best of the Company’s Knowledge, material future effect on the Company’s financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenue or expenses. No other financial statements or schedules are required to be included in the SEC Reports. To the Company’s Knowledge, Haskell & White LLP, Certified Public Accountant, which has expressed its opinion with respect to the financial statements and schedules filed as a part of the Company’s Annual Report on Form 10-K is (x) an independent public accounting firm within the meaning of the Act and the Rules and Regulations, (y) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”)) and (z) not in violation of the auditor independence requirements of the Sarbanes-Oxley Act.

(h) Absence of Certain Events; Undisclosed Events, Liabilities or Developments. Except as set forth in the SEC Reports the Company has not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there has not been any change in the capital stock (other than a change in the number of outstanding shares of due to the issuance of shares upon the exercise of outstanding options or warrants, settlement of restricted stock units or conversion of convertible securities), or any material change in the short-term or long-term debt (other than as a result of the conversion of convertible securities), or any issuance of options, warrants, restricted stock units, convertible securities or other rights to purchase the capital stock, of the Company, or any event or development that has had a Material Adverse Effect or any development which could reasonably be expected to result in any Material Adverse Effect. Except for (i) the issuance of the Securities contemplated by this Agreement, or (ii) as set forth on Schedule 3.1(h), no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its respective businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made

(i) Absence of Proceedings. Except as set forth in the SEC Reports, there is not pending or, to the best of the Company’s Knowledge , threatened or contemplated, any action, suit or proceeding (a) to which the Company is a party or (b) which has as the subject thereof any officer or director of the Company, any employee benefit plan sponsored by the Company or any property or assets owned or leased by the Company before or by any court or Governmental Authority, or any arbitrator. There are no current or, to the best of the Company’s Knowledge, pending, legal, governmental or regulatory actions, suits or proceedings (x) to which the Company is subject or (y) which has as the subject thereof any officer or director of the Company, any employee plan sponsored by the Company or any property or assets owned or leased by the Company, that are required to be described in the SEC Reports by the Securities Act or by the Rules and Regulations and that have not been so described.

(j) Labor Relations. No labor dispute with the employees of the Company exists or, to the best of the Company’s Knowledge, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, contractors or customers, that could have a Material Adverse Effect.

(k) Compliance with Laws. The Company holds, and is operating in compliance in all material respects with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any Governmental Authority or self-regulatory body required for the conduct of its business and all such franchises, grants, authorizations, licenses, permits, easements, consents, certifications and orders are valid and in full force and effect; and the Company has not received notice of any revocation or modification of any such franchise, grant, authorization, license, permit, easement, consent, certification or order or has reason to believe that any such franchise, grant, authorization, license, permit, easement, consent, certification or order will not be renewed in the ordinary course; and the Company is in compliance in all material respects with all applicable federal, state, local and foreign laws, regulations, orders and decrees, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(l) Compliance with Environmental Laws. Except as otherwise disclosed in the SEC Reports, the Company is not in violation of any statute, any rule, regulation, decision or order of any Governmental Authority or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate, have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim. The Company does not anticipate incurring any material capital expenditures relating to compliance with Environmental Laws.

(m) Ownership of Assets. Except as otherwise set forth in the SEC Reports, the Company has good and marketable title to all property (whether real or personal) as being owned by them, in each case free and clear of all liens, claims, security interests, other encumbrances or defects or as would not, individually or in the aggregate, result in a Material Adverse Effect. The property held under lease by the Company is held by it under a valid, subsisting and enforceable lease with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company.

(n) Intellectual Property The Company owns, possesses, or can acquire on reasonable terms, all Intellectual Property (as defined below) necessary for the conduct of the Company’s business as now conducted or as described in the SEC Reports to be conducted, except as such failure to own, possess, or acquire such rights would not result in a Material Adverse Effect. Furthermore, except as described in the SEC Reports, (A) to the best of the Company’s Knowledge, there is no infringement, misappropriation or violation by third parties of any such Intellectual Property; (B) there is no pending or, to the best of the Company’s Knowledge, threatened, action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property, and the Company is unaware of any objective facts which would form a reasonable basis for any such claim; (C) the Intellectual Property owned by the Company, and to the best of the Company’s Knowledge, the Intellectual Property licensed to the Company, has not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or, to the best of the Company’s Knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property; (D) there is no pending or, to the best of the Company’s Knowledge, threatened action, suit, proceeding or claim by others that the Company infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others, and the Company has not received any written notice of such claim ; and (E) to the best of the Company’s Knowledge, no employee of the Company is in or has ever been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or actions undertaken by the employee while employed with the Company, except as such violation would not result in a Material Adverse Effect. “Intellectual Property” shall mean all patents, patent applications, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, copyright registrations, licenses, inventions, trade secrets, Internet domain names, Internet domain name registrations, technology, registrations, trade secret rights, know-how and other intellectual property.

(o) Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which the Company is engaged, including, but not limited to, directors and officers insurance coverage. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(p) Internal Accounting Controls. Except as set forth in the SEC Reports, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the SEC Reports, the Company’s internal control over financial reporting is effective and none of the Company, its board of directors and audit committee is aware of any “significant deficiencies” or “material weaknesses” (each as defined by the Public Company Accounting Oversight Board) in its internal control over financial reporting, or any fraud, whether or not material, that involves management or other employees of the Company who has a significant role in the Company’s internal controls; and since the end of the latest audited fiscal year, there has been no change in the Company’s internal control over financial reporting (whether or not remediated) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company’s board of directors has, subject to the exceptions, cure periods and the phase in periods specified in the applicable stock exchange rules (“Exchange Rules”), validly appointed an audit committee to oversee internal accounting controls whose composition satisfies the applicable requirements of the Exchange Rules and the Company’s board of directors and/or the audit committee has adopted a charter that satisfies the requirements of the Exchange Rules.

(q) Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other

Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(r) Investment Company. The Company is not and, after giving effect to the offering and sale of the Securities, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(s) Listing and Maintenance Requirements. Except as disclosed in the SEC Reports, the Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Shares are or have been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Shares are currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

(t) Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided to the Purchaser or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information which is not otherwise disclosed in its SEC Reports. The Company understands and confirms that the Purchaser will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Purchaser regarding the Company, its businesses and the transactions contemplated hereby, when taken together as a whole, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made and when made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(u) No Integrated Offering. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of the Warrants or Warrant Shares under the Securities Act or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(v) Tax Status. The Company (A) has timely filed all federal, state, local and foreign income and franchise tax returns required to be filed and (B) is not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company is contesting in good faith; except those, in each of the cases described in clauses (A) and (B) of this paragraph (x), that would not, singularly or in the aggregate, have a Material Adverse Effect. There is no pending dispute with any taxing authority relating to any of such returns, and to the best of the Company’s Knowledge, no proposed liability for any tax to be imposed upon the properties or assets of the Company for which there is not an adequate reserve reflected in the Company’s financial statements included in the SEC Reports.

(w) Regulatory Matters. The Company possesses all licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate local, state, federal or foreign governmental or regulatory agencies or bodies that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the SEC Reports (collectively, the “Governmental Permits”), except where any failures to possess or make the same would not, singularly or in the aggregate, have a Material Adverse Effect. The Company is in compliance with all such Governmental Permits and all such Governmental Permits are valid and in full force and effect, except where the noncompliance, validity or failure to be in full force and effect would not, singularly or in the aggregate, have a Material Adverse Effect. The Company has not received notification of any revocation, modification, suspension, termination or invalidation (or proceedings related thereto) of any such Governmental Permit and to the best of the Company’s Knowledge, no event has occurred that allows or results in, or after notice or lapse of time or both would allow or result in, revocation, modification, suspension, termination or invalidation (or proceedings related thereto) of any such Governmental Permit and the Company has no reason to believe that any such Governmental Permit will not be renewed, except where such revocation, modification, suspension, termination, invalidation or nonrenewal would not, singularly or in the aggregate, have a Material Adverse Effect.

3.2 Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a) Organization; Authority. The Purchaser is or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by the Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of the Purchaser. Each Transaction Document to which it is a party has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Understandings or Arrangements. The Purchaser is acquiring the Securities as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities (this representation and warranty not limiting the Purchaser’s right to sell the Securities pursuant to a registration statement or otherwise in compliance with applicable federal and state securities laws). The Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Such Purchaser understands that the Shares, Warrants and Warrants Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring such Securities as principal for his, her or its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Purchaser’s right to sell such Securities pursuant to a registration statement or otherwise in compliance with applicable federal and state securities laws).

(c) Purchaser Status. At the time the Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises any Warrants, it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

(d) Experience of the Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e) Access to Information. The Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto), the SEC Reports and has been afforded, (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

(f) Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, the Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with the Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that the Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Other than to other Persons party to this Agreement or to the Purchaser’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, the Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to locating or borrowing shares in order to effect Short Sales or similar transactions in the future.

(g) General Solicitation. The Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the knowledge of such Purchaser, any other general solicitation or general advertisement.

The Company acknowledges and agrees that the representations contained in this Section 3.2 shall not modify, amend or affect the Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby. Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to locating or borrowing shares in order to effect Short Sales or similar transactions in the future.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1 Legends. The Purchaser acknowledges that until such time as the Shares have been registered under the Securities Act of 1933, as amended, the Shares shall bear a restrictive legend. If all or any portion of a Warrant is exercised at a time when there is an effective registration statement to cover the issuance or resale of the Warrant Shares or if the Warrant is exercised via cashless exercise, the Warrant Shares issued pursuant to any such exercise shall be issued free of all legends. If at any time following the date hereof the Registration Statement (or any subsequent registration statement registering the sale or resale of the Warrant Shares) is not effective or is not otherwise available for the sale or resale of the Warrant Shares, the Company shall immediately notify the holders of the Warrants in writing that such registration statement is not then effective and thereafter shall promptly notify such holders when the registration statement is effective again and available for the sale or resale of the Warrant Shares (it being understood and agreed that the foregoing shall not limit the ability of the Company to issue, or any Purchaser to sell, any of the Warrant Shares in compliance with applicable federal and state securities laws).

4.2 Furnishing of Information. Until the earlier of the time that (i) the Purchaser owns no Securities and (ii) the Warrants have expired, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

4.3 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Warrants or Warrant Shares or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.4 Indemnification of the Purchaser. Subject to the provisions of this Section 4.4, the Company will indemnify and hold the Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is solely based upon a material breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Party may have with any such stockholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which is finally judicially determined to constitute fraud, gross negligence or willful misconduct). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (x) the employment thereof has been specifically authorized by the Company in writing, (y) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (z) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (1) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (2) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents. The indemnification required by Section 4.4 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

4.5 Reservation of Shares. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Shares pursuant to this Agreement and the Warrant Shares pursuant to any exercise of the Warrants.

4.6 Listing of Common Stock. The Company hereby agrees to use best efforts to maintain the listing or quotation of the Common Stock on the Trading Market on which it is currently listed, and concurrently with the Closing, the Company shall apply to list or quote all of the Shares and Warrant Shares on such Trading Market and promptly secure the listing of all of the Shares and Warrant Shares on such Trading Market. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

4.7 Certain Transactions and Confidentiality. The Purchaser covenants that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to an initial press release prepared by the Company. The Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to an initial press release prepared by the Company, the Purchaser will maintain the confidentiality of the existence and terms of this transaction. Notwithstanding the requirements as set forth by Section 4.8 below or any of the foregoing, and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that (i) the Purchaser makes no representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to an initial press release prepared by the Company, (ii) the Purchaser shall not be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to an initial press release prepared by the Company, and (iii) the Purchaser shall not have any duty of confidentiality or duty not to trade in the securities of the Company to the Company after the issuance of an initial press release prepared by the Company.

4.8 Exercise Procedures. The form of Notice of Exercise included in the Warrants set forth the totality of the procedures required of the Purchaser in order to exercise the Warrants. No additional legal opinion, other information or instructions shall be required of the Purchaser to exercise its Warrants. Without limiting the preceding sentences, no ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required in order to exercise the Warrants. The Company shall honor exercises of the Warrants and shall deliver Warrant Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.9. Lock Up. During the Lock-up Period (as defined below), the Purchaser irrevocably agrees that it, he or she will not offer, sell, contract to sell, or otherwise transfer or dispose of, directly or indirectly, any of the Shares or Warrant Shares, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Shares or Warrant Shares, whether any of these transactions are to be settled by delivery of any Shares, or otherwise, publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, or engage in any short sales with respect to any securities of the Company. “Lock-Up Period” shall mean the period commencing on the date hereof and ending 180 days after the Closing Date.

4.10. Registration Rights. On or prior to the date that is one hundred and fifty days (150) days after the Closing Date, the Company shall prepare and file with the SEC a Registration Statement on Form S-1 (or such other form as applicable) covering the resale under the Securities Act of all the Consideration Shares and the Pre-Funded Warrant Shares (the “Registrable Securities”) issued to the Purchaser (the “Registration Statement”), subject to any limitations imposed by the Nasdaq Rule. The Company shall use its commercially reasonable best efforts to cause the Registration Statement to be declared effective (the “Effective Filing Date”) promptly thereafter on or before ninety (90) days after the filing of the Registration Statement (or if the SEC issues any comments with respect to the Registration Statement, on or before one hundred twenty (120) days after the filing of the Registration Statement). Notwithstanding the foregoing, if the SEC prevents the Company from including any or all of the shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act of 1933, as amended, for the resale of the Registrable Securities by Purchaser, such Registration Statement shall register for resale such number of Registrable Securities which is equal to the maximum number of Registrable Securities as is permitted by the Commission). The Company shall utilize its commercially reasonable best efforts to cause the Registration Statement to remain effective for a period of thirty six (36) months from the Effective Filing Date.

4.11 Purchaser’s Right of Termination. The Purchaser shall have the right to terminate each License Agreement pursuant to the terms set forth in each respective License Agreement in the event that the Company has not completed the Additional Financing.

4.12 Non-Issuance of Equity. The Company shall not issue equity (i.e. Shares of Common Stock, Share Options, Warrants, etc.) to any employee of the Purchaser without the prior written consent of the Purchaser.

4.13 Board of Director Rights. (a) For so long as the Purchaser holds shares of Common Stock and Pre-Funded Warrants in excess of 10% of the shares of Common Stock outstanding as of such date, the Purchaser shall have the right to appoint Erik Lium, or such other Purchaser designee, to have a board observer seat on the Company’s board of directors without board voting rights (the “Board Observer Seat”). For so long as the Purchaser has the option to exercise its Board Observer Right, the Purchaser shall have the right convert the Board Observer Seat into the right to nominate one (1) director to the Company’s Board of Directors (the “Board”) with board voting rights (the “Board Membership Position”).

(b) In the event of conversion to a Board Membership Position the Purchaser shall be entitled to nominate one person to the Board (the “Mount Sinai Nominee”). Upon nomination of the Mount Sinai Nominee, the Board will appoint the Mount Sinai Nominee to the Board at the Company’s next Annual Shareholder Meeting, or as soon as reasonably practicable thereafter, for election and shall use all reasonable efforts to cause the Mount Sinai Nominee to be elected to the Board.

(c) None of the “bad actor” disqualifying events described in Rule 506(d)(1)(i)-(viii) under the Securities Act of 1933, as amended will be applicable to any Mount Sinai Nominee, and such nominee must comply with the applicable rules and regulations of the U.S. Securities and Exchange Commission, and the applicable Trading Market where the Company securities as listed.

ARTICLE V.

MISCELLANEOUS

5.1 Termination. The Purchaser shall have the right to terminate this Agreement if the Closing has not occurred by December 31, 2023.

5.2 Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any exercise notice delivered by the Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchaser.

5.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the email address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser (other than by merger). The Purchaser may assign any or all of its rights under this Agreement to any Person to whom the Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchaser.”

5.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.4 and this Section 5.8.

5.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an Action or Proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Section 4.4, the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

5.10 Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities.

5.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.14 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.15 Payment Set Aside. To the extent that the Company makes a payment or payments to the Purchaser pursuant to any Transaction Document or the Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.16 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.17 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and Shares in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Shares that occur after the date of this Agreement.

5.18 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

IN WITNESS WHEREOF, the Parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

HEART TEST LABORATORIES, INC.	Address for Notice: 550 Reserve Street, Suite 360 Southlake, TX 76092
By:__________________________________ Name: Andrew Simpson Title: CEO With a copy to (which shall not constitute notice):	Tel: (682) 237-7781 E-Mail: andrew.simpson@heartsciences.com
Foley Shechter Ablovatskiy LLP 1180 Avenue of the Americas, 8th Fl. New York, NY 10036 Attention: Jonathan Shechter, Partner

ICAHN SCHOOL OF MEDICINE AT MOUNT SINAI	Address for Notice: One Gustave L. Levy Place New York, NY 10029
By:__________________________________ Name: Erik Lium, PhD Title: President With a copy to (which shall not constitute notice):	Tel: [______] E-Mail: [______]

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[PURCHASER SIGNATURE PAGES TO SECURITIES PURCHASE AGREEMENT]

[TO BE COMPLETED UPON CLOSING]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: ________________________________________________________

Signature of Authorized Signatory of Purchaser: _________________________________

Name of Authorized Signatory: _______________________________________________

Title of Authorized Signatory: ________________________________________________

Email Address of Authorized Signatory:_________________________________________

Facsimile Number of Authorized Signatory: __________________________________________

Address for Notice to Purchaser:

Address for Delivery of Warrants to Purchaser (if not same as address for notice):

Consideration Shares: _________________

Pre-Funded Warrant Shares: _____________ Beneficial Ownership Blocker  4.99% or  9.99%

Warrant Shares: __________________ Beneficial Ownership Blocker ☐ 4.99% or ☐ 9.99%

EIN Number: _______________________

☐ Notwithstanding anything contained in this Agreement to the contrary, by checking this box (i) the obligations of the above-signed to purchase the securities set forth in this Agreement to be purchased from the Company by the above-signed, and the obligations of the Company to sell such securities to the above-signed, shall be unconditional and all conditions to Closing shall be disregarded, (ii) the Closing shall occur on the first (1st) Trading Day following the date of this Agreement and (iii) any condition to Closing contemplated by this Agreement (but prior to being disregarded by clause (i) above) that required delivery by the Company or the above-signed of any agreement, instrument, certificate or the like or purchase price (as applicable) shall no longer be a condition and shall instead be an unconditional obligation of the Company or the above-signed (as applicable) to deliver such agreement, instrument, certificate or the like or purchase price (as applicable) to such other party on the Closing Date.

EXHIBIT A

LICENSE AGREEMENTS

EXHIBIT B

WARRANT

EXHIBIT C

PRE-FUNDED WARRANT